                                                                     EXHIBIT 4.1

                          SALE AND SERVICING AGREEMENT

                                      among

                   NISSAN AUTO RECEIVABLES 2005-A OWNER TRUST,
                                   as Issuer,

                     NISSAN AUTO RECEIVABLES CORPORATION II,
                                   as Seller,

                                       and

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                   as Servicer

                          Dated as of January 13, 2005


                                TABLE OF CONTENTS

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
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Definitions....................................................................     1
SECTION 1.02    Usage of Terms.................................................................    19

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

SECTION 2.01    Conveyance of Receivables......................................................    19
SECTION 2.02    Custody of Receivable Files....................................................    21
SECTION 2.03    Acceptance by Issuer...........................................................    21

                                   ARTICLE III

                                 THE RECEIVABLES

SECTION 3.01    Representations and Warranties of the Seller with Respect to the Receivables...    22
SECTION 3.02    Repurchase upon Breach.........................................................    26
SECTION 3.03    Duties of Servicer as Custodian................................................    26
SECTION 3.04    Instructions; Authority To Act.................................................    27
SECTION 3.05    Custodian's Indemnification....................................................    27
SECTION 3.06    Effective Period and Termination...............................................    27

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.01    Duties of Servicer.............................................................    28
SECTION 4.02    Collection of Receivable Payments..............................................    29
SECTION 4.03    Realization upon Receivables...................................................    30
SECTION 4.04    Maintenance of Security Interests in Financed Vehicles.........................    30
SECTION 4.05    Covenants of Servicer..........................................................    30
SECTION 4.06    Purchase of Receivables upon Breach............................................    31
SECTION 4.07    Servicing Fee and Expenses.....................................................    31
SECTION 4.08    Servicer's Certificate.........................................................    31
SECTION 4.09    Annual Statement as to Compliance; Notice of Default...........................    32
SECTION 4.10    Annual Independent Certified Public Accountants' Report........................    32
SECTION 4.11    Access to Certain Documentation and Information Regarding Receivables..........    33
SECTION 4.12    Appointment of Subservicer.....................................................    33
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                                    (Nissan 2005-A Sale and Servicing Agreement)

                                       i

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SECTION 4.13    Amendments to Schedule of Receivables..........................................    33
SECTION 4.14    Acknowledgement by Servicer of its Obligations under the Indenture.............    33

                                    ARTICLE V

          DISTRIBUTIONS; ACCOUNTS; STATEMENTS TO THE CERTIFICATEHOLDERS

                               AND THE NOTEHOLDERS

SECTION 5.01    Establishment of Accounts......................................................    34
SECTION 5.02    Collections....................................................................    36
SECTION 5.03    Application of Collections.....................................................    37
SECTION 5.04    Advances.......................................................................    37
SECTION 5.05    Additional Deposits............................................................    38
SECTION 5.06    Payments and Distributions.....................................................    39
SECTION 5.07    Reserve Account................................................................    43
SECTION 5.08    Yield Supplement Account.......................................................    45
SECTION 5.09    Statements to Certificateholders and Noteholders...............................    47
SECTION 5.10    Net Deposits...................................................................    48
SECTION 5.11    Swap Agreement.................................................................    48

                                   ARTICLE VI

                                   THE SELLER

SECTION 6.01    Representations of Seller......................................................    49
SECTION 6.02    Additional Covenants of the Seller.............................................    50
SECTION 6.03    Liability of Seller; Indemnities...............................................    52
SECTION 6.04    Merger or Consolidation of, or Assumption of the Obligations of, Seller........    53
SECTION 6.05    Limitation on Liability of Seller and Others...................................    54
SECTION 6.06    Seller May Own Certificates or Notes...........................................    54

                                   ARTICLE VII

                                  THE SERVICER

SECTION 7.01    Representations of Servicer....................................................    55
SECTION 7.02    Indemnities of Servicer........................................................    56
SECTION 7.03    Merger or Consolidation of, or Assumption of the Obligations of, Servicer......    57
SECTION 7.04    Limitation on Liability of Servicer and Others.................................    58
SECTION 7.05    NMAC Not To Resign as Servicer.................................................    58

                                    (Nissan 2005-A Sale and Servicing Agreement)

                                       ii

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                  ARTICLE VIII

                                     DEFAULT

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SECTION 8.01    Servicer Default...............................................................    59
SECTION 8.02    Appointment of Successor.......................................................    60
SECTION 8.03    Repayment of Advances..........................................................    61
SECTION 8.04    Notification...................................................................    61
SECTION 8.05    Waiver of Past Defaults........................................................    61

                                   ARTICLE IX

                       TERMINATION; RELEASE OF RECEIVABLES

SECTION 9.01    Optional Purchase of All Receivables...........................................    62
SECTION 9.02    Release of Receivables.........................................................    63
SECTION 9.03    Termination....................................................................    63

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01   Amendment......................................................................    64
SECTION 10.02   Protection of Title to Trust...................................................    66
SECTION 10.03   Notices........................................................................    68
SECTION 10.04   Assignment by the Seller or the Servicer.......................................    68
SECTION 10.05   Limitations on Rights of Others................................................    68
SECTION 10.06   Severability...................................................................    68
SECTION 10.07   Separate Counterparts..........................................................    68
SECTION 10.08   Headings.......................................................................    68
SECTION 10.09   Governing Law..................................................................    68
SECTION 10.10   Assignment by Issuer...........................................................    68
SECTION 10.11   Nonpetition Covenants..........................................................    69
SECTION 10.12   Limitation of Liability of Owner Trustee and Indenture Trustee.................    69
SECTION 10.13   Waivers........................................................................    69

SCHEDULE A      Schedule of Receivables
SCHEDULE B      Location of the Receivable Files
EXHIBIT A       Form of Yield Supplement Agreement


                                    (Nissan 2005-A Sale and Servicing Agreement)

      SALE AND SERVICING AGREEMENT, dated as of January 13, 2005, among NISSAN AUTO RECEIVABLES 2005-A OWNER TRUST, a Delaware statutory trust (the "Issuer"), NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the "Seller"), and NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation in its individual capacity (in such capacity, "NMAC") and as Servicer (in such capacity, the "Servicer"). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Article I.

      WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new, near-new or used automobiles and light-duty trucks generated by NMAC in the ordinary course of business and sold to the Seller;

      WHEREAS, the Seller is willing to sell such receivables to the Issuer; and

      WHEREAS, the Servicer is willing to service such receivables.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

      SECTION 1.01 Definitions. Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following respective meanings:

      "Accounts" means the Collection Account, the Yield Supplement Account and the Reserve Account.

      "Administration Agreement" means the Administration Agreement, dated as of January 13, 2005, among the Administrator, the Issuer, the Indenture Trustee and the Owner Trustee.

      "Administrative Purchase Payment" for any Administrative Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor's payment in such Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on such Administrative Receivable, if any, during such Collection Period.

      "Administrative Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.06 or Section 9.01.

      "Administrator" means NMAC, or any successor Administrator under the Administration Agreement.

      "Advance" means the amount, as of the last day of a Collection Period, that the Servicer is required to advance on the respective Receivable pursuant to Section 5.04.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

      "Aggregate Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount for all Classes of Notes with respect to such Distribution Date.

      "Agreement" means this Sale and Servicing Agreement among Nissan Auto Receivables 2005-A Owner Trust, as Issuer, NARC II, as Seller, and NMAC, as Servicer.

      "AICPA" shall have the meaning assigned to such term in Section 4.10.

      "Amount Financed" with respect to any Receivable, means the amount advanced under the Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light-duty truck installment sale contracts.

      "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in such Receivable.

      "Annual USAP Report" shall have the meaning specified in Section 4.10.

      "Assignment" shall have the meaning assigned to such term in the Purchase Agreement.

      "Available Amounts" means, with respect to any Distribution Date, the sum of Available Interest and Available Principal for such Distribution Date.

      "Available Interest" means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) that portion of all collections on Receivables allocable to interest, (ii) without duplication of amounts described in clause (i), Net Liquidation Proceeds to the extent allocable to interest due on a Liquidated Receivable in accordance with the Servicer's customary servicing procedures, (iii) all Advances made by the Servicer pursuant to Section 5.04, (iv) without duplication of any amounts described above in clauses (i) and (ii), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent attributable to interest thereon, (v) without duplication of any amounts described above in clauses (i) and (ii), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent attributable to interest thereon, and
(vi) the Yield Supplement Deposit plus the sum of (x) reinvestment income on the Yield Supplement Account and (y) the amount, if any, deposited into the Collection Account pursuant to the second or third sentence of Section 5.08(b); provided, however, that in calculating Available Interest, amounts to be paid to the Servicer as reimbursement for Advances pursuant to Sections 5.06(c)(i), 5.06(c)(ii), 5.06(d)(i), 5.06(d)(ii), 5.06(e)(i) and 5.06(e)(ii) on such
Distribution Date shall be excluded.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Available Principal" means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) that portion of all collections on Receivables attributable to principal, (ii) without duplication of amounts described in clause (i), Net Liquidation Proceeds attributable to principal due on a Liquidated Receivable in accordance with the Servicer's customary servicing procedures, (iii) without duplication of any amounts described above in clauses (i) and (ii), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent attributable to principal, and (iv) without duplication of any amounts described above in clauses (i) and (ii), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent attributable to principal.

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

      "Base Servicing Fee" means the fee payable to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

      "Basic Documents" means the Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Agreement, the Indenture, the Administration Agreement, the Securities Account Control Agreement, the Yield Supplement Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection herewith and therewith.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California, Wilmington, Delaware or Minneapolis, Minnesota are authorized or obligated by law, regulation, executive order or governmental decree to remain closed.

      "Certificate Balance" means, as of any Distribution Date, the Original Certificate Balance, reduced by all amounts distributed to the Certificateholders pursuant to Section 5.06(c), (d) and/or (e) hereof (but in no event less than zero). For the purposes of determining whether the vote of the requisite percentage of Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Certificate Balance shall be deemed to be reduced by the amount equal to the balance (without giving effect to this provision) evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person actually known to a Trust Officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be the Seller or the Servicer or any of their Affiliates.

      "Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Certificate Balance.

      "Certificate of Trust" shall have the meaning assigned to such term in the Trust Agreement.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Certificate Pool Factor" means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

      "Certificate Register" means the register maintained by the Certificate Registrar pursuant to the Trust Agreement recording the names of the Certificateholders.

      "Certificateholder" shall have the meaning assigned to such term in the Trust Agreement.

      "Certificateholders' Percentage" means (a) until the Distribution Date on which the principal amount of the Class A-1 Notes has been paid in full, zero, and (b) with respect to any Distribution Date on or after the principal amount of the Class A-1 Notes has been paid in full, 100% minus the Noteholders' Percentage.

      "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, an amount sufficient to reduce the outstanding principal amount of the Certificates to an amount equal to the product of the Certificateholders' Percentage and the Pool Balance as of the end of the related Collection Period.

      "Certificates" shall have the meaning assigned to such term in the Trust Agreement.

      "Class" means any one of the classes of Notes.

      "Class A-1 Final Scheduled Distribution Date" means January 17, 2006.

      "Class A-1 Interest Rate" means 2.6396% per annum.

      "Class A-1 Note" means any of the 2.6396% Asset Backed Notes, Class A-1, issued under the Indenture.

      "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

      "Class A-2 Final Scheduled Distribution Date" means July 16, 2007.

      "Class A-2 Interest Rate" means 3.2200% per annum.

      "Class A-2 Note" means any of the 3.2200% Asset Backed Notes, Class A-2, issued under the Indenture.

      "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

      "Class A-3 Final Scheduled Distribution Date" means October 15, 2008.

      "Class A-3 Interest Rate" means 3.5400% per annum.

      "Class A-3 Note" means any of the 3.5400% Asset Backed Notes, Class A-3, issued under the Indenture.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

      "Class A-4 Final Scheduled Distribution Date" means July 15, 2010.

      "Class A-4 Interest Rate" means 3.8200% per annum.

      "Class A-4 Note" means any of the 3.8200% Asset Backed Notes, Class A-4, issued under the Indenture.

      "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Note Register.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Closing Date" means January 13, 2005.

      "Code" means the Internal Revenue Code of 1986.

      "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

      "Collection Period" means, with respect to any Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, (ii) all Advances and reductions of Outstanding Advances and (iii) all distributions.

      "Corporate Trust Office" shall have the meaning assigned to such term in the Indenture.

      "Cut-off Date" means December 31, 2004.

      "Damages" shall have the meaning assigned to such term in Section 7.02.

      "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to NMAC under an existing agreement between such dealer and NMAC.

      "Dealer Recourse" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

      "Default" shall have the meaning assigned to such term in the Indenture.

      "Defaulted Receivable" means (a) a Receivable (other than an Administrative Receivable or a Warranty Receivable), which, by its terms, is delinquent for 120 or more days, (b) with respect to Receivables that are delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the Financed Vehicle, or (c) a Receivable with respect to which the Servicer

                                    (Nissan 2005-A Sale and Servicing Agreement)
has received notification that the related Obligor is subject to proceedings under Chapter 13 of the Bankruptcy Code.

      "Definitive Notes" shall have the meaning ascribed thereto in the Indenture.

      "Determination Date" means the tenth calendar day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

      "Distribution Date" means, for each Collection Period, the 15th calendar day of the following calendar month, or if the 15th day is not a Business Day, the next succeeding Business Day, commencing February 15, 2005.

      "DTC" means The Depository Trust Company.

      "Eligible Deposit Account" means an account maintained (i) with the Indenture Trustee or the Owner Trustee so long as the Indenture Trustee's or the Owner Trustee's short-term unsecured debt obligations have a rating of "P-1" by Moody's and a rating of "A-1+" by Standard & Poor's, and for any account in which deposits in excess of 30 days are to be made, so long as the Indenture Trustee's or the Owner Trustee's long-term unsecured debt obligations have a rating of at least "AA-" by Standard & Poor's (such short-term and long-term (if applicable) ratings being the "Required Deposit Rating"), or (ii) in a segregated trust account in the trust department of the Indenture Trustee or the Owner Trustee, as the case may be. Notwithstanding anything to the contrary, as of the Closing Date, the Indenture Trustee shall be deemed to have met the requirements in clause (i).

      "Eligible Investments" means, at any time, any one or more of the following obligations and securities:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

            (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (including applicable plus signs);

            (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

            (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for

                                    (Nissan 2005-A Sale and Servicing Agreement)
      which the Owner Trustee, the Indenture Trustee or any of their respective Affiliates is investment manager or advisor);

            (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

            (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii);

            (vii) repurchase obligations with respect to any security or whole loan, entered into with (a) a depository institution or trust company (acting as principal) described in clause (ii) above (except that the rating referred to in the proviso in such clause (ii) shall be "A-1" or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (b) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer"), the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (c) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company"), or (d) an unrated wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement (a "Guaranteed Counterparty"); provided that the following conditions are satisfied:

                  (A) the aggregate amount of funds invested in repurchase
            obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or a Guaranteed Counterparty in respect of which the unsecured short-term ratings of Standard & Poor's are "A-1" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the outstanding Pool Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is "A-1+" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                  (B) in the case of the Reserve Account and the Yield
            Supplement Account, the rating from Standard & Poor's in respect of the unsecured short term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be "A-1+";

                                    (Nissan 2005-A Sale and Servicing Agreement)

                  (C) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Owner Trustee, as applicable, enters into such repurchase obligation;

                  (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

                  (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Owner Trustee, as applicable;

                  (F) the repurchase obligation shall require that the
            collateral subject thereto shall be marked to market daily;

                  (G) in the case of a repurchase obligation of a Guaranteed
            Counterparty, the following conditions shall also be satisfied:

                        (1) the Indenture Trustee or the Owner Trustee, as
                  applicable, shall have received an Opinion of Counsel to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                        (2) the Indenture Trustee or the Owner Trustee, as
                  applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                        (3) the only conditions to the obligation of such Rated
                  Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Owner Trustee, as applicable, shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                        (4) the guarantee of the Rated Holding Company shall be
                  irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                                    (Nissan 2005-A Sale and Servicing Agreement)

                        (5) each of the Rating Agencies has confirmed in writing
                  to the Indenture Trustee or the Owner Trustee, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes; and

                  (H) the repurchase obligation shall require that the
            repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

            (viii) any other investment with respect to which the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes;

provided that, unless otherwise expressly stated herein, each of the foregoing investments shall be denominated in U.S. dollars, shall not be purchased at a premium, shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase, and shall be required to be held to such maturity; and provided, further, that, notwithstanding clauses (i) through (viii) above, "Eligible Investments" shall not include any security having an "r" subscript attached to its Standard & Poor's rating.

      For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes.

      "Event of Default" shall have the meaning assigned to such term in the Indenture.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Final Scheduled Distribution Date" means, the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, and the Class A-4 Final Scheduled Distribution Date.

      "Financed Vehicle" means a new, near-new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the related Receivable.

      "Holder" or "Securityholder" means the registered holder of any Certificate or Note as evidenced by the Certificate Register (as defined in the Trust Agreement) or Note Register (as defined in the Indenture) except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to the Trust Agreement or the Indenture, the interest evidenced by any Certificate or Note registered in the name of NARC II or NMAC, or any Person actually

                                    (Nissan 2005-A Sale and Servicing Agreement)
known to a Trust Officer to be an Affiliate of NARC II or NMAC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained unless NARC II or NMAC are the only holders.

      "Indenture" means the Indenture dated as of January 13, 2005, between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee.

      "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

      "Initial Yield Supplement Amount" means $77,446,139.06.

      "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition seeking entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or substantially all of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or ordering the winding-up or liquidation of such Person's affairs, and such petition shall remain unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or the making by such Person of any general assignment for the benefit of creditors.

      "Interest Period" means, with respect to any Distribution Date and the Class A-1 Notes, the period from (and including) the preceding Distribution Date to (but excluding) such Distribution Date, except that the initial Interest Period will be from (and including) the Closing Date to (but excluding) February 15, 2005, and, with respect to any Distribution Date and the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes, the period from (and including) the 15th day of the preceding calendar month to (but excluding) the 15th day of the month in which such Distribution Date occurs, except that the initial Interest Period will be from (and including) the Closing Date to (but excluding) February 15, 2005.

      "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, or the Class A-4 Interest Rate, as the case may be.

      "Issuer" means Nissan Auto Receivables 2005-A Owner Trust, a Delaware statutory trust.

      "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than, in the case of a Financed Vehicle, tax liens, mechanics' liens and any liens that attach to such Financed Vehicle by operation of law.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Liquidated Receivable" means a Defaulted Receivable as to which the related Financed Vehicle has been liquidated by the Servicer.

      "Monthly Remittance Conditions" shall have the meaning assigned to such term in Section 5.02. "Moody's" means Moody's Investors Service, Inc.

      "NARC II" means Nissan Auto Receivables Corporation II, a Delaware corporation.

      "Net Liquidation Proceeds" means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.

      "Nissan" means Nissan Motor Co., Ltd.

      "NMAC" means Nissan Motor Acceptance Corporation, a California corporation.

      "Nonrecoverable Advance" means any Outstanding Advance with respect to (i) any Defaulted Receivable or (ii) any Receivable as to which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely.

      "Note" means any one of the notes issued under the Indenture.

      "Note Depository Agreement" shall have the meaning assigned to such term in the Indenture.

      "Note Factor" means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes, as of the close of business on the last day of the related Collection Period, by the initial Outstanding Amount of that Class of Notes.

      "Noteholder" shall have the meaning assigned to such term in the Indenture.

      "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Noteholders' Monthly Interest Distributable Amount for such Class for the preceding Distribution Date plus any outstanding Noteholders' Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders' Interest Carryover Shortfall at the related Interest Rate for the related Interest Period (calculated on the same basis as interest on that Class of Notes for the same period).

      "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date and a Class of Notes, the sum of the Noteholders' Monthly Interest Distributable Amount for such Class plus any outstanding Noteholders' Interest Carryover Shortfall for such Class as of the close of the immediately preceding Distribution Date.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and a Class of Notes, interest accrued for the related Interest Period (calculated on the basis of, in the case of Class A-1 Notes, the actual number of days in such Interest Period and a year assumed to consist of 360 days, and in the case of all other Classes of Notes, such Interest Period being assumed to consist of 30 days and a year assumed to consist of 360 days) at the related Interest Rate for such Class of Notes on the Outstanding Amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

      "Noteholders' Percentage" means for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the principal balances of the Class A-2, Class A-3, and the Class A-4 Notes as of the Closing Date, and the denominator of which is the aggregate of such principal balances plus the principal amount of the Certificates as of the Closing Date.

      "Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on the Notes on such previous Distribution Date. Noteholders' Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.

      "Noteholders' Principal Distributable Amount" means, (a) with respect to any Distribution Date until the principal amount of the Class A-1 Notes is reduced to zero, an amount equal to the excess, if any, of (i) the Pool Balance as of the end of the Collection Period preceding the related Collection Period, or as of the Cut-off Date, in the case of the first Collection Period, over (ii) the Pool Balance as of the end of the related Collection Period, together with any portion of the Noteholders' Principal Distributable Amount that was to be distributed as such on any prior Distribution Date but was not because sufficient funds were not available to make such distribution; and (b) with respect to any Distribution Date on or after which the principal amount of the Class A-1 Notes is reduced to zero, an amount sufficient to reduce the aggregate outstanding principal amount of the Class A Notes to an amount equal to the product of the Noteholders' Percentage and the Pool Balance as of the end of the related Collection period provided, however, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) the Noteholders' Principal Distributable Amount on the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the Noteholders' Principal Distributable Amount on the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

      "Note Owner" shall have the meaning assigned to such term in the Indenture.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Note Pool Factor" means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

      "Note Register" means the register maintained by the Indenture Trustee pursuant to the Indenture recording the name of each Noteholder.

      "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.

      "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (but excluding any Dealer in respect of Dealer Recourse).

      "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as the case may be.

      "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be.

      "Optional Purchase" shall have the meaning assigned to such term in
Section 9.01(a).

      "Optional Purchase Percentage" means 5.00%.

      "Optional Purchase Price" means, an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which a purchase pursuant to Section 9.01 is effected), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Indenture Trustee (less liquidation expenses); provided, however, that the Optional Purchase Price shall be equal to or greater than the sum of (i) the Outstanding Amount of all Classes of Notes, (ii) the Noteholders' Interest Distributable Amount for all Classes of Notes for such Distribution Date, and
(iii) the Certificate Balance.

      "Original Certificate Balance" means $77,071,467.93.

      "Original Pool Balance" means the aggregate Principal Balance of the Receivables on the Cut-off Date.

      "Original Principal Amount" means $330,000,000 for the Class A-1 Notes, $400,000,000 for the Class A-2 Notes, $410,000,000 for the Class A-3 Notes, and $324,345,000 for the Class A-4 Notes.

      "Outstanding" shall have the meaning assigned to that term in the Indenture.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Outstanding Advances" means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date that are specified in Sections 5.04(b) and 5.04(d) as applied to reimburse all unpaid Advances with respect to such Receivable.

      "Outstanding Amount" means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, Outstanding at the date of determination.

      "Owner Trust Estate" means all right, title and interest of the Trust in and to the Receivables (other than the Warranty Receivables for which the Seller has paid the Warranty Purchase Payment in accordance with Section 3.02 and Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment in accordance with Section 4.06), and all monies paid thereon, and all monies accrued thereon, after the Cut-off Date; security interests in the Financed Vehicles and any accessions thereto; the Collection Account and all funds deposited in the Collection Account; the Yield Supplement Account and all funds deposited in the Yield Supplement Account; all property (including the right to receive Net Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Owner Trustee; proceeds from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or the Obligors; all right to receive payments in respect of any Dealer Recourse with respect to the Receivables; all right, title and interest of the Seller in and to the Purchase Agreement and the Assignment; all right, title and interest of the Owner Trustee and the Trust pursuant to this Agreement, the Yield Supplement Agreement and the Administration Agreement; certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and the proceeds of any and all of the foregoing.

      "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

      "Paying Agent" shall have the meaning assigned to such term in the Indenture.

      "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Pool Balance" as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (reduced by the principal balance of any Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Certificateholders or Noteholders (or relevant Class or Classes of Certificates or Notes, as the case may be) necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any applicable Certificate or Note registered in the name of the Seller, the Servicer or any Person actually known to a Trust Officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be an Affiliate of the Seller or the

                                    (Nissan 2005-A Sale and Servicing Agreement)

      Servicer, unless all of the Certificates or Notes, as the case may be, are held or beneficially owned by NMAC, NARC II or any of their Affiliates.

      "Pool Factor" for a particular Class of Notes or Certificates on any Distribution Date means a seven-digit decimal figure indicating the principal amount of such Class of Notes or the Certificate Balance, as the case may be, as of the close of business on the last day of the related Collection Period as a fraction of the Original Pool Balance.

      "Prepayment" means, with respect to any Receivable, any prepayment, whether in part or in full, in respect of such Receivable.

      "Principal Balance" of a Receivable, as of any date of determination, means the Amount Financed minus the sum of (i) all payments on such Receivable allocable to principal, (ii) any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Administrative Purchase Payment or the Warranty Purchase Payment with respect to the Receivable allocable to principal and (iv) any Net Liquidation Proceeds allocable to principal.

      "Purchase Agreement" means that certain agreement, dated as of January 13, 2005, between NMAC and the Seller, relating to the purchase by the Seller from NMAC of the Receivables.

      "Rating Agency" means, as of any date, any of the nationally recognized statistical rating organizations that has been requested by the Seller or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

      "Receivable" means any retail installment sale contract that appears on Schedule A to this Agreement (which Schedule A may be in the form of microfiche, CD, datatape or paper) and that has not been released by the Owner Trustee from the Trust.

      "Receivable File" means the documents specified in Section 2.02 pertaining to a particular Receivable.

      "Record Date" means, with respect to the Notes of any Class and each Distribution Date, the Business Day immediately preceding such Distribution Date, and, with respect to the Certificates or if Definitive Notes, representing any Class of Notes, have been issued, the last day of the Collection Period preceding the related Distribution Date. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

      "Relevant Trustee" means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Owner Trust Estate that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the

                                    (Nissan 2005-A Sale and Servicing Agreement)

Trust Estate (as defined in the Indenture) that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, "Relevant Trustee" shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

      "Required Deposit Rating" shall have the meaning assigned to such term in the definition of "Eligible Deposit Account."

      "Required Rate" means, with respect to each Collection Period, 5.14%.

      "Required Yield Supplement Amount" means, with respect to every Distribution Date, an amount equal to the lesser of (i) the aggregate amount of Yield Supplement Deposits that would become due for all future Distribution Dates under the Yield Supplement Agreement, assuming (1) that payments on the Receivables are made on their scheduled due dates, (2) that no Receivable becomes a prepaid Receivable, and (3) a discount rate of 1.00%, and (ii) the Initial Yield Supplement Amount.

      "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.07.

      "Reserve Account Initial Deposit" means $7,707,082.34.

      "Schedule of Receivables" means the schedule of receivables attached as Schedule A to this Agreement, as it may be amended from time to time.

      "Scheduled Payment" on a Receivable means the payment required to be made by the Obligor during each Collection Period that is sufficient to amortize the related Principal Balance under the Simple Interest Method over the term of the Receivable and to provide interest at the related APR.

      "Securities Account Control Agreement" means the Securities Account Control Agreement dated as of January 13, 2005, among the Seller, the Trust, Wells Fargo Bank, National Association, as Securities Intermediary thereunder and Wells Fargo Bank, National Association, as Indenture Trustee pursuant to which the Reserve Account and the Yield Supplement Account will be established and maintained.

      "Securities Intermediary" shall have the meaning assigned to such term in the Securities Account Control Agreement.

      "Securityholders" has the meaning set forth in this Section 1.01 under the definition of "Holder."

      "Seller" means NARC II, as the seller of the Receivables under this Agreement, and each successor to NARC II (in the same capacity) pursuant to
Section 6.04.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Servicer" means NMAC, as the servicer of the Receivables, and each successor to NMAC (in the same capacity) pursuant to Section 7.03 or 8.02.

      "Servicer Default" means an event specified in Section 8.01.

      "Servicer's Certificate" means a certificate completed and executed on behalf of the Servicer by the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.08.

      "Servicing Rate" means 1.00% per annum.

      "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365 or 366, as appropriate.

      "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

      "Specified Reserve Account Balance" means with respect to any Distribution Date, an amount equal to $7,707,082.34, provided, however, that in the event that on any Distribution Date (a) the annualized average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds 2.75% or (b) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cut-off Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables exceeds 2.0%, then the Specified Reserve Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (a) and
(b) above for three successive Distribution Dates) shall be a dollar amount equal to the greater of (i) $7,707,082.34 and (ii) 5.0% of the Outstanding Amount of the Notes and the Certificate Balance as of the preceding Distribution Date (after giving effect to payments of principal made on such Distribution
Date).

      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      "Successor Servicer" means any entity appointed as a successor to the Servicer pursuant to Section 8.02.

      "Supplemental Servicing Fee" means, with respect to any Distribution Date, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related

                                    (Nissan 2005-A Sale and Servicing Agreement)

Collection Period and any interest earned from the investment of monies in the Accounts (other than the Yield Supplement Account) during the related Collection Period.

      "Swap Agreement" shall mean any currency swap agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

      "Swap Counterparty" shall mean an unaffiliated third party, as swap counterparty under the Swap Agreement, or any successor or replacement swap counterparty from time to time under the Swap Agreement.

      "Total Servicing Fee" means the sum of the Base Servicing Fee and the Supplemental Servicing Fee.

      "Trust" means the Issuer.

      "Trust Agreement" means the Trust Agreement, dated December 1, 2004, as amended by the Amended and Restated Trust Agreement, dated as of January 13, 2005, between the Seller and Wilmington Trust Company, as Owner Trustee.

      "Trust Collection Account" shall have the meaning assigned to such term in
Section 5.01(c).

      "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture), including all proceeds thereof.

      "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

      "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

      "USAP" shall have the meaning assigned to such term in Section 4.10.

      "Warranty Purchase Payment," for any Warranty Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor's payment in such Collection Period, at the related APR, after giving effect to the receipt of monies collected (from whatever source other than Advances) on such Warranty Receivable, if any, during such Collection Period.

                                    (Nissan 2005-A Sale and Servicing Agreement)

      "Warranty Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Seller pursuant to
Section 3.02.

      "Yield Supplement Account" means the segregated trust account established and maintained for the benefit of the Noteholders pursuant to Section 5.08(a).

      "Yield Supplement Agreement" means the agreement, dated as of the date of this Agreement, among the Seller, NMAC, Wells Fargo Bank, National Association, as Indenture Trustee, and the Trust, substantially in the form attached hereto as Exhibit A.

      "Yield Supplement Amount" means, with respect to any Distribution Date, the aggregate amount on deposit in the Yield Supplement Account after giving effect to the withdrawal therefrom of the related Yield Supplement Deposit and without regard to any amounts on deposit therein in respect of interest or investment earnings earned on the investment of amounts on deposit therein in Eligible Investments for any period.

      "Yield Supplement Deposit" means, with respect to any Distribution Date, the amount by which (a) the aggregate amount of interest that would have been due during the related Collection Period on all Yield Supplemented Receivables if such Yield Supplemented Receivables bore interest at the Required Rate exceeds (b) the amount of interest accrued on such Yield Supplemented Receivables at their respective APRs and due during such Collection Period.

      "Yield Supplemented Receivable" means any Receivable that has an APR less than the Required Rate.

      SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term "including" means "including without limitation."

                                   ARTICLE II

                            Conveyance of Receivables

      SECTION 2.01 Conveyance of Receivables.

            (a) In consideration of the promises and the agreements, provisions and covenants herein contained and other good and valuable consideration to be delivered to the Seller hereunder, on behalf of the Issuer, the Seller does hereby sell, transfer, assign and

                                    (Nissan 2005-A Sale and Servicing Agreement)

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      otherwise convey to the Issuer, without recourse (but subject to the
      Seller's obligations in this Agreement):

                  (i) all right, title and interest of the Seller in and to the Receivables (including all related Receivable Files) listed in Schedule A hereto and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Section 4.06 or 9.01) after the Cut-off Date;

                  (ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

                  (iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

                  (iv) the right of the Seller through NMAC to receive payments in respect of any Dealer Recourse with respect to the Receivables;

                  (v) the rights of the Seller under the Purchase Agreement and the Assignment;

                  (vi) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

                  (vii) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date;

                  (viii) all other assets comprising the Owner Trust Estate; and

                  (ix) all proceeds of the foregoing.

            On the Closing Date, the Seller shall deliver to, or to the order of, the Issuer all property conveyed pursuant to this Section 2.01(a), except for monies received in respect of the Receivables after the Cut-off Date and before the Closing Date which shall be deposited by NMAC (in its individual capacity or as the Servicer) into the Collection Account no later than the first Record Date after the Closing Date. Concurrently therewith and in exchange therefor, the Issuer shall deliver to, or to the order of, the Seller the Notes and the Certificates.

            (b) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Issuer and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to this Agreement and to perfect such sale under the UCC.

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

            (c) Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, if such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Issuer a first priority perfected security interest in, to and under the Receivables, and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Issuer, and the Issuer shall have all the rights, powers and privileges of a secured party under the UCC.

            (d) In connection with the foregoing conveyance, the Servicer shall maintain its computer system so that, from and after the time of sale of the Receivables to the Issuer under this Agreement, the Servicer's master computer records that refer to any Receivable indicate clearly the interest of the Issuer in such Receivables and that such Receivable is owned by the Issuer and controlled by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to this Agreement.

            (e) Ownership and control of the Receivables, as between the Issuer and the Indenture Trustee (on behalf of the Noteholders and the Certificateholders), shall be governed by the Indenture.

      SECTION 2.02 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments that are hereby constructively delivered to the Issuer with respect to each Receivable:

            (a) the original of such Receivable (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures) fully executed by the Obligor;

            (b) the original credit application fully executed by the related Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures);

            (c) the original certificate of title (or a photocopy or other image thereof or such documents that the Servicer shall keep on file in accordance with its customary procedures), evidencing the security interest of the Servicer in the related Financed Vehicle; and

            (d) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Receivable, the related Obligor or Financed Vehicle.

      SECTION 2.03 Acceptance by Issuer. The Issuer acknowledges its acceptance pursuant to this Agreement, of all right, title and interest in and to the Receivables and other property conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      the date hereof that the Issuer holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

                                  ARTICLE III

                                 The Receivables

      SECTION 3.01 Representations and Warranties of the Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Characteristics of Receivables. Each Receivable (i) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by the Seller from NMAC pursuant to the Purchase Agreement, which in turn has purchased such Receivables from such Dealer under an existing dealer agreement with NMAC, and has been validly assigned by such Dealer to NMAC, which in turn has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller in accordance with its terms,
      (ii) created a valid, subsisting and enforceable security interest in favor of NMAC in such Financed Vehicle, which security interest has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller, which in turn has been validly assigned by the Seller to the Issuer in accordance with the terms hereof, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 63 months, and (v) provides for interest at the related APR.

            (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement was true and correct in all material respects as of the opening of business on the Cut-off Date; the Receivables were selected from NMAC's retail installment sale contracts (other than contracts originated in Alabama, Maine, Maryland or Pennsylvania) meeting the criteria of the Trust set forth in this Agreement; and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables.

            (c) Compliance with Law. Each Receivable, the origination of such Receivable, and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Federal Reserve Board's Regulations B and Z, the Gramm-Leach-Bliley Act and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state "Lemon Laws" designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

            (d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

            (e) Security Interest in Financed Vehicle. (i) Immediately prior to the sale, assignment and transfer thereof to the Issuer, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party, and (ii) as of the Cut-off Date, according to the records of NMAC, no Financed Vehicle has been repossessed and the possession thereof not reinstated.

            (f) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

            (g) No Waiver. No provision of a Receivable has been waived in a manner that is prohibited by the provisions of Section 4.01 or that would cause such Receivable to fail to meet all of the other requirements and warranties made by the Seller herein with respect thereto.

            (h) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

            (i) No Liens. To the Seller's knowledge, no liens have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

            (j) No Default. Except for payment defaults continuing for a period of not more than 29 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted hereunder).

            (k) Insurance. NMAC, in accordance with its customary procedures, has determined at the time of origination of each Receivable that the related Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance.

            (l) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and immediately upon the transfer thereof, the Issuer, for the benefit of the Noteholders and the Certificateholders, shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed. To the extent the transfer and assignment contemplated under this Agreement is deemed to be other than a sale, this Agreement and all filings described under this Agreement create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

            (m) Lawful Assignment. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement are unlawful, void or voidable.

            (n) All Filings Made. All actions have been taken, and all filings (including, without limitation, UCC filings) in any jurisdiction have been made or have been delivered to the Relevant Trustee in a form suitable for filing to give the Relevant Trustee a first priority perfected ownership interest in the Receivables.

            (o) Chattel Paper. Each Receivable constitutes "tangible chattel paper," as such term is defined in the UCC.

            (p) Simple Interest Receivables. All of the Receivables are Simple Interest Receivables.

            (q) One Original. There is only one original executed copy of each Receivable.

            (r) No Amendments. No Receivable has been amended such that the amount of the Obligor's Scheduled Payments has been increased.

            (s) APR. The APR of each Receivable equals or exceeds 0.00%.

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

            (t) Maturity. As of the Cut-off Date, each Receivable had a remaining term to maturity of not less than 4 payments and not greater than 60 payments.

            (u) Balance. Each Receivable had an original Principal Balance of not more than $50,000 and, as of the Cut-off Date, had a principal balance of not less than $2,000.50 and not more than $47,205.14.

            (v) Delinquency. No Receivable was more than 29 days past due as of the Cut-off Date, and no Receivable has been extended by more than two months.

            (w) Bankruptcy. No Obligor was the subject of a bankruptcy proceeding (according to the records of NMAC) as of the Cut-off Date.

            (x) Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC.

            (y) New, Near-New and Used Vehicles. Each Financed Vehicle was a new, near-new or used automobile or light-duty truck at the time the related Obligor executed the retail installment sale contract.

            (z) Origination. Each Receivable has an origination date on or after March 29, 2000.

            (aa) Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto. The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Issuer. All financing statements filed or to be filed against the Seller in favor of the Issuer in connection herewith describing the Receivables contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Sale and Servicing Agreement, will violate the rights of the Issuer."

            (bb) Forced-Placed Insurance Premiums. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.

            (cc) No Fraud or Misrepresentation. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.

            (dd) No Further Amounts Owed on the Receivables. No further amounts are owed by the Seller to any Obligor under the Receivables.

            (ee) No Pledge or Assignment of Receivables. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      than any financing statement relating to the security interest granted to the Issuer hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

            (ff) No Government Obligors. None of the Receivables shall be due from the United States or any state, or from any agency, department subdivision or instrumentality thereof.

      SECTION 3.02 Repurchase upon Breach. The Seller, the Servicer or the Issuer, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties pursuant to Section 3.01 that materially and adversely affects the interests of the Securityholders in any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Seller's election, the last day of the first Collection Period following such discovery), the Seller shall be obligated (whether or not such breach was known to the Seller on the Closing Date), and the Issuer shall enforce the obligation of the Seller under this Agreement and, if necessary, the Seller shall enforce the obligation of NMAC under the Purchase Agreement, to repurchase any Receivable the Securityholders' interest in which was materially and adversely affected by the breach as of such last day. A breach of the representation in Section 3.01(a)(iv), (t) or (u) shall be deemed to affect materially and adversely the related Receivable. In consideration of the purchase of the Receivables, the Seller shall remit the Warranty Purchase Payment in the manner specified in
Section 5.05. For purposes of this Section 3.02, the Warranty Purchase Payment of a Receivable that is not consistent with the Seller's warranty pursuant to
Section 3.01(a)(iv) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein to the date of repurchase. The sole remedy of the Trust, the Indenture Trustee (by operation of the assignment of the Issuer's rights hereunder pursuant to the Indenture) or any Securityholder with respect to a breach of the Seller's representations and warranties pursuant to Section 3.01 shall be to require the Seller to repurchase Receivables pursuant to this Section and to enforce the obligation of NMAC to the Seller to repurchase such Receivables pursuant to the Purchase Agreement.

      SECTION 3.03 Duties of Servicer as Custodian.

            (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer, the Owner Trustee or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the

                                    (Nissan 2005-A Sale and Servicing Agreement)

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      Indenture Trustee any material failure on its part to hold the Receivable
      Files and maintain its accounts, records and computer systems as herein provided in all material respects and shall promptly take appropriate action to remedy any such material failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

            (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee by written notice from the Servicer not later than 90 days after any change in location. The Servicer shall make available to the Owner Trustee and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Owner Trustee or the Indenture Trustee shall instruct. The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

            (c) Release of Documents. Upon the occurrence and during the continuation of a Servicer Default or to the extent necessary for the Indenture Trustee to comply with its obligations under this Agreement, the Servicer shall, upon instruction from the Indenture Trustee, release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

      SECTION 3.04 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Owner Trustee or the Indenture Trustee.

      SECTION 3.05 Custodian's Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

      SECTION 3.06 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-off Date, and shall continue in full force and effect until terminated pursuant to this Section. If NMAC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of NMAC as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes (but excluding for purposes of such calculation and action

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

all Notes held or beneficially owned by NMAC, NARC II or any of their Affiliates unless all of the Notes are held or beneficially owned by NMAC, NARC II or any of their Affiliates) or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by the Certificateholders evidencing not less than 25% of the Certificate Balance (but excluding for purposes of such calculation and action all Certificates held or beneficially owned by NMAC, NARC II or any of their Affiliates unless all of the Certificates are held or beneficially owned by NMAC, NARC II or any of their Affiliates), in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Issuer may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.

                                   ARTICLE IV

                   Administration and Servicing of Receivables

      SECTION 4.01 Duties of Servicer.

            (a) The Servicer shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables, the Servicer shall not change the amount of or reschedule the due date of any Scheduled Payment, change the APR of, or extend any Receivable except as provided herein or change any material term of a Receivable; provided, however, that:

                  (1) if a default, breach, violation, delinquency or event
            permitting acceleration under the terms of any Receivable shall have occurred or, in the judgment of the Servicer, is imminent, the Servicer may (A) extend such Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable new, near-new or used automobile or light-duty truck receivables that it services for itself, but only if (i) the final scheduled payment date of such Receivable as extended would not be later than the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes, and (ii) the rescheduling or extension would not modify the terms of such Receivable in a manner that would constitute a cancellation of such Receivable and the creation of a new receivable for federal income tax purposes; or
            (B) reduce an Obligor's monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor's payment terms to the extent required by law;

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

                  (2) if at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes; and

                  (3) the Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

            (b) The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending remittance advises to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances pursuant to Section 5.04. In addition, the Servicer's duties shall include the execution and delivery of any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

            (c) Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than an Administrative Receivable or a Warranty Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Indenture Trustee or the Securityholders. The Issuer shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (d) The Servicer, at its expense, shall obtain on behalf of the Trust all licenses required to be held by the Trust under the laws of any jurisdiction in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. Nothing in the foregoing or in any other section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, the Servicer does or would implement such programs or modify

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      its standards, policies and procedures in respect of comparable assets serviced for itself in the ordinary course of business.

      SECTION 4.02 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others.

      SECTION 4.03 Realization upon Receivables. On behalf of the Trust, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the related Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Net Liquidation Proceeds.

      SECTION 4.04 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Trust a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest of the Trust in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Trust.

      SECTION 4.05 Covenants of Servicer.

            (a) The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession.

            (b) The Servicer shall not do anything to impair the rights of the Securityholders in the Receivables.

            (c) Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables, the Servicer shall not alter the APR of any Receivable or forgive payments on a Receivable. Except as provided in Section 4.01, the Servicer shall not modify the number of payments under a Receivable, increase the amount financed under a Receivable, or extend the due date for any payment on a Receivable.

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            (d) If the Servicer shall determine not to make an Advance related to delinquency or non-payment of any Receivable pursuant to Section 5.04 because it determines that such Advance would not be recoverable from subsequent collections on such Receivable, such Receivable shall be designated by the Servicer to be a Defaulted Receivable, provided that such Receivable otherwise meets the definition of a Defaulted Receivable.

      SECTION 4.06 Purchase of Receivables upon Breach. The Servicer or the Issuer shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under the second sentence of Section 4.01 or under Section 4.02, 4.04 or 4.05 that would materially and adversely affect any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first Collection Period following discovery), the Servicer shall (whether or not such breach was known to the Servicer on the Closing Date) purchase any Receivable materially and adversely affected by such breach as of such last day. In consideration of such Receivable, the Servicer shall remit the Administrative Purchase Payment (as reduced by any Outstanding Advances with respect to such Receivable) in the manner specified in Section 5.05. For the purposes of this
Section 4.06, the Administrative Purchase Payment shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances with respect to the purchased Receivable. The sole remedy of the Indenture Trustee, the Owner Trustee, the Trust or the Securityholders against the Servicer with respect to a breach by the Servicer of its obligations under the second sentence of Section 4.01 or under Section 4.02, 4.04 or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this
Section 4.06.

      SECTION 4.07 Servicing Fee and Expenses. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date the Total Servicing Fee. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Indenture Trustee and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders). If each Rating Agency for a series of Notes or Certificates confirms that it will not reduce the rating of any class of Notes or Certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

      SECTION 4.08 Servicer's Certificate.

            (a) On or before the tenth day of each month (or, if such tenth day is not a Business Day, then on the next succeeding Business Day), the Servicer shall deliver to the Owner Trustee, each Paying Agent, and the Indenture Trustee, with a copy to each Rating Agency, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.06, 5.07 and 5.08 (including the amount of the aggregate collections on the Receivables; the aggregate Advances to be made by the Servicer, if any, the aggregate Administrative Purchase Payments for any Administrative

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

      Receivables to be purchased by the Servicer, and the aggregate Warranty Purchase Payments for any Warranty Receivables to be purchased by the Seller) for the Collection Period preceding the date of such Servicer's Certificate, all information necessary for the Owner Trustee to send statements to the Certificateholders and the Indenture Trustee to send statements to the Noteholders pursuant to the Trust Agreement or Indenture, as the case may be. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on the information in any Servicer's Certificate and shall have no duty to confirm or verify the contents thereof.

            (b) Concurrently with delivery of the Servicer's Certificate in each month, the Servicer shall deliver to the underwriters of the Notes the Note Factor for each Class of Notes, the Certificate Factor, and the Pool Factor for each Class of Notes and for the Certificates, in each case as of the close of business on the Distribution Date occurring in such month.

      SECTION 4.09 Annual Statement as to Compliance; Notice of Default.

            (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning June 30, 2005, an Officers' Certificate with respect to the prior fiscal year of the Servicer ended such calendar year (or with respect to the initial Officer's Certificate, the period from the date of the initial issuance of the Notes to March 31, 2005), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such twelve-month (or shorter) period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee or the Indenture Trustee addressed as set forth in
      Section 10.03 hereof.

            (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under
      Section 8.01. The Seller shall deliver to the Owner Trustee, the Indenture Trustee and to each such Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a)(ii) or would result in any lowering of the ratings described in Section 5.02(a)(ii)(A).

      SECTION 4.10 Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before the last day of the third month

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

after the end of each fiscal year of the Servicer, beginning June 30, 2005, with respect to the prior fiscal year (or with respect to the initial reports, the period from the date of the initial issuance of the Securities to March 31,
2005) the following reports: (a) a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants ("AICPA"), and expressing such firm's opinion thereon; and (b) a report indicating that such firm has examined, in accordance with standards established by AICPA, management's assertion about the Servicer's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as such standards relate to automobile and light-duty truck loans serviced for others, and expressing such firm's opinion on such management assertion (the "Annual USAP Report") or any similar internal control audit report that is acceptable to each Rating Agency. Upon the request of any Certificateholder or Note Owner, the Owner Trustee or the Indenture Trustee, as the case may be, shall promptly provide such Certificateholder or Note Owner with a copy of such Annual USAP Report. For all purposes of this Agreement, the Owner Trustee and the Indenture Trustee may rely on the representation of any Person that it is a Certificateholder or a Note Owner, as the case may be.

      SECTION 4.11 Access to Certain Documentation and Information Regarding Receivables.

            (a) The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Securityholders shall be required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer.

            (b) The Servicer shall provide to each Rating Agency any information regarding the Receivables that is reasonably requested by such Rating Agency.

            (c) Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

      SECTION 4.12 Appointment of Subservicer. So long as NMAC acts as the Servicer, the Servicer may at any time without notice or consent subcontract substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan. The Servicer may at any time perform specific duties as servicer under this Agreement through other subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

      SECTION 4.13 Amendments to Schedule of Receivables. If the Servicer, during any Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall

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

deliver to the Owner Trustee and the Indenture Trustee, on or before the Distribution Date relating to such Collection Period, an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable. The first such delivery of amendments to the Schedule of Receivables shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period.

      SECTION 4.14 Acknowledgement by Servicer of its Obligations under the Indenture. The Servicer hereby agrees and consents to the provisions of the Indenture applicable to it (including, without limitation, Sections 8.03(a) and 8.03(b) thereof) and agrees to be bound by such provisions.

                                   ARTICLE V
                            Distributions; Accounts;
            Statements to the Certificateholders and the Noteholders

      SECTION 5.01 Establishment of Accounts.

            (a) The Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Securityholders. The Collection Account shall be a segregated trust account initially established with the Indenture Trustee and maintained with the Indenture Trustee as long as (i) the deposits of the Indenture Trustee have the Required Deposit Rating or
      (ii) the Collection Account is maintained in a segregated trust account in the trust department of the Indenture Trustee; provided, however, that all amounts held in the Collection Account shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Indenture Trustee in Eligible Investments; otherwise, such amounts shall be maintained in cash; provided that if (x) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day, or (y) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to the Indenture, or (z) if the Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more Eligible Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date; provided, that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date; provided, however, that such investment shall be sold not later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Indenture Trustee, and the Issuer shall cause the Servicer not to make any investment of any funds or to sell any investment held in the Collection Account unless the security

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

      interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect. Should the short-term unsecured debt obligations of the Indenture Trustee no longer have the Required Deposit Rating then, unless the Collection Account is maintained in segregated trust accounts in the trust department of the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary and within ten Business Days of receipt of notice from the Indenture Trustee that the Indenture Trustee no longer has the Required Deposit Rating, cause the Collection Account (i) to be moved to segregated trust accounts in a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (ii) to be moved to the trust department of the Indenture Trustee.

            (b) Earnings on investment of funds in the Collection Account shall be paid to the Servicer as servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the Collection Account.

            (c) Subject to the foregoing, the Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish and maintain the Collection Account as an Eligible Deposit Account in the name of and under the exclusive control of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders. The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full (or substantially all of the Trust Estate is otherwise released from the lien of the Indenture) to another Eligible Deposit Account established pursuant to the Trust Agreement for the benefit of the Certificateholders (the "Trust Collection Account"), and take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held therein and all proceeds thereof, whether or not on behalf of the Securityholders, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth in the Indenture with respect to amounts held for payment to Noteholders that do not promptly deliver a Note for payment on such Distribution Date. After the transfer to the Trust Collection Account described in the immediately preceding sentence, references in this Agreement to "Collection Account" shall be deemed to be references to the "Trust Collection Account."

            (d) With respect to the Collection Account and all property held therein, the Owner Trustee agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income thereon payable to the Servicer or the Seller, as the case may be), and the Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, as set forth in the Indenture. The parties hereto agree that the Issuer, the Owner Trustee and the Holders of the Certificates have no right, title or interest in the Reserve Account or any

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

      amounts on deposit therein at any time. The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer, Indenture Trustee or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

            Notwithstanding the foregoing, the Servicer shall be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting.

      SECTION 5.02 Collections.

            (a) Except as otherwise provided in this Agreement, the Servicer shall remit daily to the Collection Account all payments received by or on behalf of the Obligors on or in respect of the Receivables (excluding payments on the Warranty Receivables or the Administrative Receivables) and all Net Liquidation Proceeds not later than the first Business Day after receipt thereof. For purposes of this Article V, the phrase "payments received by or on behalf of the Obligors" shall mean payments made by Persons other than the Servicer. Notwithstanding the foregoing, for so long as (i) NMAC is the Servicer, (ii) (A) NMAC's short-term unsecured debt obligations are rated at least "P-1" by Moody's and NMAC's short-term unsecured debt obligations (or, if NMAC is the Servicer and the Servicer then has no short-term rating from Standard & Poor's, Nissan Capital of America, Inc.'s short-term unsecured debt obligations) are rated "A-1" by Standard & Poor's (so long as Moody's and Standard & Poor's are Rating Agencies), or (B) certain arrangements are made that are acceptable to the Rating Agencies, and (iii) no Event of Default or Servicer Default shall have occurred and be continuing (unless waived by the appropriate Securityholders) (collectively, the "Monthly Remittance Conditions"); the Servicer shall not be required to remit such collections to the Collection Account on the foregoing daily basis but shall be entitled to retain such collections, without segregation from its other funds, until the Business Day before each Distribution Date at which time the Servicer shall remit all such collections in respect of the related Collection Period to the Collection Account in immediately available funds. Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as any Monthly Remittance Condition is not satisfied, all collections then held by the Servicer shall be immediately deposited into the Collection Account and all future collections on or in respect of the Receivables (other than payments on Warranty Receivables and the Administrative Receivables) and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account on a daily basis not later than the first Business Day after receipt thereof.

            (b) The Indenture Trustee or the Owner Trustee shall not be deemed to have knowledge of any event or circumstances under clause (iii) of the definition of the Monthly Remittance Condition unless the Indenture Trustee or the Owner Trustee has received notice of such event or circumstance from the Seller or the Servicer in an

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

      Officer's Certificate or from the Holders of Notes evidencing not less than 25% in principal amount of the Outstanding Amount of the Notes, or a Trust Officer of the Indenture Trustee or the Owner Trustee with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstances.

            (c) The Servicer shall give the Owner Trustee, the Indenture Trustee and each Rating Agency written notice of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) as soon as practical after the occurrence thereof but in no event later than 10 Business Days after obtaining knowledge thereof (it being understood that if the Monthly Remittance Condition is not satisfied as of the Closing Date, no such notice shall be required in connection therewith).

            (d) Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to any Class of Notes.

      SECTION 5.03 Application of Collections. As of the Business Day immediately preceding the related Distribution Date, all collections for the related Collection Period with respect to each Receivable shall be applied by the Servicer as follows:

            (a) First, to interest accrued to date on such Receivable;

            (b) Second, to principal until the Principal Balance of such Receivable is brought current;

            (c) Third, to reduce the unpaid late charges (if any) as provided in such Receivable; and

            (d) Fourth, to prepay principal on such Receivable.

      SECTION 5.04 Advances.

            (a) The Servicer shall make a payment with respect to each Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidated Receivable) (each, an "Advance") equal to the excess if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its APR (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Administrative Purchase Payment or the Warranty Purchase Payment, as the case may be, during such Collection Period. The Servicer will not be obligated to make an Advance in respect of a Receivable (other than an Advance in respect of an interest shortfall arising from the Prepayment of a Receivable) to the extent that the Servicer, in its sole discretion, shall determine that the Advance constitutes a Nonrecoverable Advance. With respect to each Receivable, the

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

      Advance shall increase the Outstanding Advances. No Advances will be made with respect to the Principal Balance of the Receivables. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the related Distribution Date. To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer pursuant to Section 5.06; provided, however, that, notwithstanding anything else herein, the Servicer shall not be reimbursed for any amounts representing an Advance, or any portion thereof, made in respect of an interest shortfall arising from the Prepayment of a Receivable.

            (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable pursuant to Section 5.06(c)(i), Section 5.06(d)(i), or Section 5.06(e)(i): (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds, and (iii) the Warranty Purchase Payments.

            (c) To the extent that the Servicer has determined that any Outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an Officer's Certificate setting forth the amount of such Nonrecoverable Advance, and on the related Distribution Date, the Relevant Trustee shall remit to the Servicer from funds on deposit in the Collection Account an amount equal to the amount of such Nonrecoverable Advance pursuant to Section 5.06(c)(ii), Section 5.06(d)(ii), or Section 5.06(e)(ii).

            (d) Notwithstanding anything to the contrary in this Agreement, for so long as NMAC is the Servicer, in lieu of causing the Servicer first to deposit and then the Relevant Trustee to remit to the Servicer the amounts described in clauses (i) through (iii) in Section 5.04(b) reimbursable in respect on Outstanding Advances, or the amounts described in Section 5.04(c) applicable in respect of Nonrecoverable Advances, the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.

            (e) Notwithstanding the provisions of Section 5.04(a), no Successor Servicer, including the Indenture Trustee, shall be obligated to make Advances unless it has expressly agreed to do so in writing.

                                    (Nissan 2005-A Sale and Servicing Agreement)

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      SECTION 5.05 Additional Deposits.

            (a) The following additional deposits shall be made to the Collection Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 3.02; (ii) the Servicer shall remit (A) the aggregate Advances pursuant to
      Section 5.04(a), (B) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 4.06, and (C) the amount required upon any optional purchase of the Receivables by the Servicer, or any Successor Servicer, pursuant to Section 9.01; and (iii) the Indenture Trustee shall transfer (A) the Yield Supplement Deposit from the Yield Supplement Account to the Collection Account pursuant to Section 5.08, plus reinvestment income on the Yield Supplement Account (in assuring the availability therein of the related Available Interest), plus amounts described in the second sentence of Section 5.08(b) and (B) the amounts described in Sections 5.06 and 5.07 from the Reserve Account to the Collection Account pursuant to Section 5.07.

            (b) All deposits required to be made pursuant to this Section 5.05 by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments maturing not later than 12:00 P.M. New York City Time, on the related Distribution Date.

      SECTION 5.06 Payments and Distributions.

            (a) The rights of the Certificateholders to receive distributions in respect of the Certificates shall be and hereby are subordinated to the rights of the Noteholders to receive distributions in respect of the Notes to the extent provided in this Section 5.06.

            (b) On each Determination Date, the Servicer shall calculate the Available Interest, the Available Principal, the Yield Supplement Deposit, the Noteholders' Principal Distributable Amount, the Certificateholders' Principal Distributable Amount, the amount to be distributed to Noteholders of each Class and to Certificateholders pursuant to Section 5.06(c), (d) or (e), and all other distributions, deposits and withdrawals to be made on the related Distribution Date.

            (c) Subject to Sections 5.06(d) and (e), on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

                  (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);

                  (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);

                  (iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

                  (iv) on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Class A-1 Noteholders, the Noteholders' Interest Distributable Amount for such Class, to the Class A-2 Noteholders, the Noteholders' Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders' Interest Distributable Amount for such Class, to the Class A-4 Noteholders, the Noteholders' Interest Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clause (iii) above);

                  (v) to the Class A-1 Noteholders until the principal amount thereof is reduced to zero, an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) and (iv) above);

                  (vi) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Noteholders until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Noteholders until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Noteholders until the principal amount of the Class A-4 Notes is reduced to zero, an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date (after giving effect to any reduction in Noteholders' Principal Distributable Amount described in clause (v) above), such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (v) above);

                  (vii) to the Reserve Account, the amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance with respect to such Distribution Date, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vi) above);

                  (viii) to the Certificateholders, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.11, to such Swap Counterparty, except on any Distribution Date that occurs after the Class A Notes are accelerated, the Certificateholders' Principal Distributable Amount, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vii) above); and

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

                  (ix) any Available Amounts remaining after giving effect to the foregoing, to the Seller.

            (d) Notwithstanding the provisions of Section 5.06(c), after the occurrence of an Event of Default that results in the acceleration of any Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection
      Period:

                  (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);

                  (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);

                  (iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

                  (iv) to the Class A-1 Noteholders, the Noteholders' Interest Distributable Amount for such Class (after giving effect to any reduction in Available Amounts described in clause (iii) above);

                  (v) to the Class A-1 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for such Class of Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) and (iv) above);

                  (vi) on the Distribution Date on which the Class A-1 Notes have been paid in full and on each Distribution Date thereafter, on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Class A-2 Noteholders, the Noteholders' Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders' Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders' Interest Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (v) above);

                  (vii) to the Class A-2 Noteholders, the Class A-3 Noteholders, and the Class A-4 Noteholders on a pro rata basis (based on the Outstanding Amount of each Class), until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for such Class of Notes, such

                                    (Nissan 2005-A Sale and Servicing Agreement)
      amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vi) above);

                  (viii) on the Distribution Date on which the Notes have been paid in full and on each Distribution Date thereafter, to the Certificateholders, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.11, to such Swap Counterparty, until the total amount paid to the Certificateholders in respect of principal from the Closing Date is equal to the Original Certificate Balance, such amount to be paid from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (iii) through (vii) above); and

                  (ix) any Available Amounts remaining after giving effect to the foregoing, to the Seller.

            (e) Notwithstanding the provisions of Sections 5.06(c) and 5.06(d), after the occurrence of an Event of Default that results in the acceleration of any Notes, on and after the date on which such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:

                  (i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);

                  (ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);

                  (iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

                  (iv) on a pro rata basis (based on the amounts distributable pursuant to this clause to each such Class), to the Class A-1 Noteholders, the Noteholders' Interest Distributable Amount for such Class, to the Class A-2 Noteholders, the Noteholders' Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders' Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders' Interest Distributable Amount for such Class, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clause (iii) above);

                  (v) to the Class A-1 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-1 Notes, such amounts to be paid from Available

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      Amounts (after giving effect to any reduction in Available Amounts described in clause (iii) and clause (iv) above);

                  (vi) to the Class A-2 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-2 Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (v) above);

                  (vii) to the Class A-3 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-3 Notes, such amounts to be paid from Available Amounts (after giving effect to any reduction in Available Amounts described in clauses (iii) through (vi) above);

                  (viii) to the Class A-4 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for the Class A-4 Notes, such amounts to be paid from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (iii) through (vii) above);

                  (ix) on the Distribution Date on which the Notes have been paid in full and on each Distribution Date thereafter, to the Certificateholders, or, to the extent amounts are payable to a Swap Counterparty pursuant to a Swap Agreement as described in Section 5.11, to such Swap Counterparty, until the total amount paid to the Certificateholders in respect of principal from the Closing Date is equal to the Original Certificate Balance, such amount to be paid from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (iii) through (viii) above); and

                  (x) any Available Amounts remaining after giving effect to the foregoing, to the Seller.

            (f) For purposes of determining whether an Event of Default pursuant to Section 5.01(b) of the Indenture has occurred, the amount of principal required to be paid to the Holders of any Class of Notes on any Distribution Date is the amount available to be paid thereto pursuant to
      Section 5.06(c); provided, however, that (i) the Class A-1 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for such Class, meaning that the Class A-1 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for such Class, together with all interest accrued thereon through such date; (ii) the Class A-2 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for such Class, meaning that the Class A-2 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for such Class, together with all interest accrued thereon through such date; (iii) the Class A-3 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for such Class, meaning that the Class A-3 Noteholders are entitled to have received on or before such date

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      payments in respect of principal in an aggregate amount equal to the Original Principal Amount for such Class, together with all interest accrued thereon through such date; and (iv) the Class A-4 Notes are required to be paid in full on or before the Final Scheduled Distribution Date for such Class, meaning that the Class A-4 Noteholders are entitled to have received on or before such date payments in respect of principal in an aggregate amount equal to the Original Principal Amount for such Class, together with all interest accrued thereon through such date.

            (g) Except with respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on each Distribution Date instruct the Relevant Trustee to pay or distribute to each Securityholder of record on the related Record Date by check mailed to such Securityholder at the address of such Holder appearing in the Certificate Register or Note Register, as the case may be (or, if DTC, its nominee or a Clearing Agency is the relevant Holder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be paid or distributed to such Securityholder pursuant to such Holder's Note or Certificate. With respect to the final payment upon retirement of a Note or Certificate, the Servicer shall on the relevant final Distribution Date instruct the Relevant Trustee to pay or distribute the amounts due thereon only upon delivery for cancellation of the certificate representing such Note or Certificate in accordance with the Indenture or the Trust Agreement, as the case may be.

      SECTION 5.07 Reserve Account.

            (a) In order to assure that certain amounts will be available to make required payments to Noteholders, the Seller will, pursuant to the Securities Account Control Agreement, establish and maintain with the Securities Intermediary a segregated trust account (the "Reserve Account") in the name of the Indenture Trustee which will include the money and other property deposited and held therein pursuant to Section 5.06 and this Section 5.07. On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. As, and to the extent, set forth in Section 5.06(c), the Relevant Trustee will deposit Available Amounts into the Reserve Account on each Distribution Date as provided in the Servicer's Certificate, until the amount on deposit therein equals the Specified Reserve Account Balance. On each Distribution Date, to the extent that amounts in the Collection Account and/or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (i) through (vi) of Section 5.06(c), clauses (i) through (vii) of
      Section 5.06(d), or clauses (i) through (ix) of Section 5.06(e), the Relevant Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses. On each Distribution Date, as provided in the Servicer's Certificate, the Relevant Trustee will release to the Seller any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. Upon the payment in full of the Notes under the Indenture, as directed in writing by the Servicer, the Relevant Trustee will release to the Seller any amounts remaining on deposit in the Reserve Account, and all rights to the Reserve Account and all other collateral registered or held therein shall revert to the Seller in accordance with the Securities Account Control Agreement. Upon any such distribution to the Seller, the

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      Issuer, Owner Trustee, Certificateholders, Indenture Trustee and Noteholders will have no further rights in, or claims to, such amounts.

            (b) All amounts held in the Reserve Account shall be invested by the Relevant Trustee, as directed in writing by the Servicer, in Eligible Investments; provided that if (x) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day, or (y) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to the Indenture, or (z) the Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied pursuant to Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Reserve Account in one or more Eligible Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required deposits on the Distribution Date; provided that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Relevant Trustee to make any investment of any funds or to sell any investment held in the Reserve Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Relevant Trustee to make any such investment or sale, if requested by the Relevant Trustee, the Servicer shall deliver to the Relevant Trustee an Opinion of Counsel, acceptable to the Relevant Trustee, to such effect. Earnings, if any, on investment of funds in the Reserve Account shall be paid to the Seller, and losses and any investment expenses shall be charged against the funds on deposit therein. The Relevant Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance. The Relevant Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Servicer to provide timely written investment directions.

            (c) Subject to the right of the Relevant Trustee to make withdrawals therefrom, as directed by the Servicer, for the purposes and in the amounts set forth in Section 5.06 and 5.07(a), the Reserve Account and all funds held therein shall be the property of the Seller and not the property of the Issuer, the Owner Trustee or the Indenture Trustee. The Issuer, the Owner Trustee, the Seller and the Indenture Trustee will treat the Reserve Account, all funds therein and all net investment income with respect thereto as assets of the Seller for federal income tax and all other purposes.

            (d) The Seller hereby grants to the Owner Trustee and the Indenture Trustee for the benefit of the Noteholders a security interest in the Reserve Account and all funds (including Eligible Investments) in the Reserve Account (including the Reserve Account Initial Deposit) and the proceeds thereof to secure the payment of interest on and

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

      principal of the Notes, and the Owner Trustee and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto; provided that all income from the investment of funds in the Reserve Account, and the right to receive such income are retained by the Seller and are not transferred, assigned or otherwise conveyed hereunder. If for any reason the Reserve Account is no longer an Eligible Deposit Account, the Relevant Trustee shall promptly cause the Reserve Account to be moved to another institution or otherwise changed so that the Reserve Account becomes an Eligible Deposit Account.

            (e) Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Reserve Account.

      SECTION 5.08 Yield Supplement Account.

            (a) In order to assure that sufficient amounts to make required distributions of interest to Noteholders will be available, the Owner Trustee will, pursuant to the Securities Account Control Agreement and the Yield Supplement Agreement, establish and maintain with the Securities Intermediary a segregated trust account (the "Yield Supplement Account") in the name of the Indenture Trustee which will include the money and other property deposited and held therein pursuant to the Yield Supplement Agreement and this Section 5.08.

            (b) On or prior to the Closing Date, the Seller shall make a capital contribution to the Trust by depositing an amount equal to the Initial Yield Supplement Amount into the Yield Supplement Account pursuant to the Yield Supplement Agreement. On each Distribution Date, to the extent amounts then on deposit in the Yield Supplement Account are sufficient therefor, the Relevant Trustee will withdraw amounts then on deposit in the Yield Supplement Account in an amount equal to the Yield Supplement Deposit with respect to such Distribution Date and deposit such amounts into the Collection Account for application pursuant to Section 5.06. On each Distribution Date, if the amount on deposit in the Yield Supplement Account (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Required Yield Supplement Amount, the Relevant Trustee will deposit such excess into the Collection Account for distribution by the Relevant Trustee in accordance with the terms of Section 5.06(c). Upon payment in full of the Notes under the Indenture, as directed in writing by the Servicer, the Indenture Trustee will release any amounts remaining on deposit in the Yield Supplement Account, and all rights to the Yield Supplement Account and all other collateral registered or held therein to the Seller.

            (c) All amounts held in the Yield Supplement Account shall be invested by the Relevant Trustee, as directed in writing by the Servicer, in Eligible Investments; provided that if (x) the Servicer shall have failed to give investment directions for any funds on deposit in the Yield Supplement Account to the Indenture Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day, or (y) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to the Indenture, or (z) the Notes shall have been declared due and

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

      payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied pursuant to Section 5.05 of the Indenture as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Yield Supplement Account in one or more Eligible Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required deposits on the Distribution Date; provided, that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Relevant Trustee to make any investment of any funds or to sell any investment held in the Yield Supplement Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Relevant Trustee to make any such investment or sale, if requested by the Relevant Trustee, the Servicer shall deliver to the Relevant Trustee an Opinion of Counsel, acceptable to the Relevant Trustee, to such effect. Earnings, if any, on investment of funds in the Yield Supplement Account shall be deposited in the Collection Account on each Distribution Date, and losses and any investment expenses shall be charged against the funds on deposit therein. The Relevant Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance. The Relevant Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Servicer to provide timely written investment directions.

            (d) The Trust, the Owner Trustee, the Seller and the Indenture Trustee will treat the Yield Supplement Account, all funds therein and all net investment income with respect thereto as assets of the Trust for federal income tax and all other purposes.

            (e) Pursuant to the Yield Supplement Agreement and the Securities Account Control Agreement, the Trust will grant to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all funds (including Eligible Investments) in the Yield Supplement Account (including the Initial Yield Supplement Amount) and the proceeds thereof to secure the payment of interest on the Notes, and the Indenture Trustee shall have all of the rights of a secured party under the UCC with respect thereto. If for any reason the Yield Supplement Account is no longer an Eligible Deposit Account, the Relevant Trustee shall promptly cause the Yield Supplement Account to be moved to another institution or otherwise changed so that the Yield Supplement Account becomes an Eligible Deposit Account.

            (f) Neither the Owner Trustee nor the Indenture Trustee shall enter into any subordination or intercreditor agreement with respect to the Yield Supplement Account.

      SECTION 5.09 Statements to Certificateholders and Noteholders.

            (a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder and the Owner Trustee shall include with each

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      distribution to each Certificateholder a statement (which statement shall also be provided to each Rating Agency) based on information in the Servicer's Certificate furnished pursuant to Section 4.08, setting forth for the Collection Period relating to such Distribution Date the following information:

                  (i) the amount of the payment allocable to the principal
            amount of each Class of Notes and to the Certificate Balance;

                  (ii) the amount of the payment allocable to interest on or with respect to each Class of Notes;

                  (iii) the amount of the distribution allocable to the Yield
            Supplement Deposit, if any, plus reinvestment income, if any, on the Yield Supplement Account;

                  (iv) the Pool Balance as of the close of business on the last day of the related Collection Period;

                  (v) the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in such amount from that of the prior Distribution Date;

                  (vi) the Noteholders' Interest Carryover Shortfall and the
            Noteholders' Principal Carryover Shortfall, if any, with respect to each Class of Notes, and the change in such amounts from the preceding Distribution Date;

                  (vii) the Outstanding Amount, the Note Factor and the Note
            Pool Factor with respect to each Class of Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor with respect to the Certificates, in each case after giving effect to all payments in respect of principal on such Distribution Date;

                  (viii) the amount of Advances made in respect of the
            Receivables during the related Collection Period and the amount of unreimbursed Advances on such Distribution Date;

                  (ix) the balance of the Reserve Account and the Yield
            Supplement Account on such Distribution Date, after giving effect to changes thereto on such Distribution Date and the amount of such changes;

                  (x) the amount of defaults and net losses on the Receivables for the related Collection Period; and

                  (xi) the number of delinquencies on the Receivables as a
            percentage of the number of Receivables.

            (b) Copies of such statements may be obtained by the Certificateholders or the Note Owners from the Owner Trustee or the Indenture Trustee, as the case may be, by a

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      request in writing. The Owner Trustee or the Indenture Trustee, as the case may be, shall provide such copies promptly after such requests.

      SECTION 5.10 Net Deposits. So long as NMAC is the Servicer, the Servicer (in whatever capacity) may make the remittances pursuant to Sections 5.02 and
5.05 above net of amounts to be distributed to the Servicer (in whatever capacity) pursuant to Section 5.06. Accounts between the Seller and the Servicer will be adjusted accordingly. Nonetheless, the Servicer shall account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer's Certificate as if the amounts were deposited and/or transferred separately.

      SECTION 5.11 Swap Agreement. Pursuant to the Trust Agreement, the Issuer may, from time to time, as directed by the Certificateholders by means of notice to the Administrator, enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to Certificateholders from U.S. dollars to Japanese yen; provided, that (1) at the time the Issuer enters into the Swap Agreement, the rating agencies have confirmed the then-existing ratings of the Notes, and (2) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that are otherwise payable to the Certificateholders. Any payments received by the Issuer from the Swap Counterparty under such a Swap Agreement shall not be deposited in the Collection Account and shall be paid by the Indenture Trustee directly to or to the order of the Certificateholders on the related Distribution Date. In connection with executing any such Swap Agreement, the Issuer, Indenture Trustee, Owner Trustee, Seller and Servicer will enter into an amendment to this Sale and Servicing Agreement, subject to Section 10.01 in a form approved by the Certificateholders, that will specify the creation of any necessary accounts and modifications of any provisions hereof to the extent necessary or appropriate to effectuate the intention of such Swap Agreement.

                                   ARTICLE VI

                                   The Seller

      SECTION 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire and own the Receivables. The location of the Seller's chief executive office and principal place of business is Torrance, California.

            (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all

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      jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

            (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate, and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

            (d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and this Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

            (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Securities Account Control Agreement, the Yield Supplement Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture, the Securities Account Control Agreement or the Yield Supplement Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Securities Account Control Agreement, the Yield Supplement Agreement, the Certificates or the Notes; or (iv) relating to the Seller and

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

      that would adversely affect the federal or any state income tax attributes of the Issuer, the Certificates or the Notes.

      SECTION 6.02 Additional Covenants of the Seller.

            (a) The Seller agrees with the Certificateholders, the Note Owners and each Rating Agency that the Seller shall not issue any securities or deposit assets into a trust that issues any securities, the issuance of which could reasonably be expected to materially and adversely affect the rating of any Class of Notes unless it shall have first obtained the written consent of each Rating Agency to the effect that such issuance will not materially adversely affect such rating; provided that, the issuance of another series of certificates or notes pursuant to agreements with terms substantially similar to the terms of the Basic Documents shall not be deemed to materially and adversely affect the ratings on the Notes. The Seller shall provide a copy of any such consent to the Owner Trustee and the Indenture Trustee.

            (b) The Seller shall not do any of the following (without the prior written consent of each Rating Agency (other than Moody's) (which consent shall be to the effect that the acts set forth below shall not affect materially adversely the rating on any Class of Notes) and, upon the Seller's receipt of such written consent from each Rating Agency (other than Moody's), the Owner Trustee and the Indenture Trustee shall, without any exercise of its own discretion, also provide its written consent to the Seller (promptly after the occurrence of any of the following, the Seller shall provide notice of such occurrence to Moody's, so long as Moody's is then rating any outstanding Notes)):

                  (1) engage in any business or activity other than those set forth in Article Three of the Seller's Certificate of Incorporation, as amended;

                  (2) incur any indebtedness, or assume or guaranty any
            indebtedness of any other entity, other than (A) any indebtedness incurred in connection with the issuance of any certificates or notes (as defined in the Seller's Certificate of Incorporation), provided that any such future indebtedness incurred in connection with the issuance of any certificates or notes must be rated at least with the same ratings given the outstanding certificates or notes secured or supported by assets acquired by the Seller from NMAC by each nationally recognized statistical rating organization that has rated such outstanding certificates or notes or, prior to the issuing of such future indebtedness incurred in connection with such certificates or notes, the Seller shall have received confirmation from each nationally recognized statistical rating organization that has rated such outstanding certificates or notes that the ratings of such outstanding certificates or notes will not be adversely affected by the issuance of such future indebtedness; and (B) (i) any indebtedness to NMAC or any of its Affiliates incurred in connection with the acquisition of receivables, which indebtedness shall be fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt) and nonrecourse against any assets of the Seller other than the assets pledged to secure such indebtedness, (ii) such indebtedness does not constitute a claim against the Seller in the event the assets pledged to

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

            secure such indebtedness are insufficient to pay such indebtedness,
            (iii) holders of such indebtedness agree that they have no rights in any assets of the Seller other than the assets pledged to secure such indebtedness, and (iv) to the extent that any holder of such indebtedness is deemed to have any interest in any assets of the Seller other than the assets pledged to secure such indebtedness, holders of such indebtedness agree that their interest is subordinate to claims or rights of holders of other indebtedness issued by the Seller, and that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code;

                  (3) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                        (i) the entity (if other than the Seller) formed or
            surviving the consolidation or merger or which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of all obligations of the Seller, including those obligations of the Seller under this Agreement and the Basic Documents, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Three, Article Four and Article Fifteen of the Seller's Certificate of Incorporation, as amended;

                        (ii) immediately after giving effect to the transaction,
            no default or event of default has occurred and is continuing under any indebtedness of the Seller or any agreements relating to such indebtedness;

                        (iii) the entity (if other than the Seller) formed or
            surviving the consolidation or merger or which acquires the properties and assets of the Seller agrees that (i) it shall maintain its funds or assets as identifiable and not commingle its funds or assets with those of any direct or ultimate parent of such entity and pay from its assets all obligations and indebtedness of any kind incurred by it, (ii) it shall maintain bank accounts, corporate records and books of account separate from those of any direct or ultimate parent of such entity and (iii) the business affairs of such entity will be managed by or under the direction of its board of directors and it will conduct its business from an office space separate from any direct or ultimate parent of such entity; and

                        (iv) each nationally recognized statistical rating
            organization that has rated any issue of certificates or notes secured or supported by assets acquired by the Seller from NMAC shall confirm in writing that the rating of such certificates or notes shall not be adversely affected by such consolidation or merger;

                  (4) without the affirmative vote of 100% of the members of the board of directors of the Seller, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any

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

            applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or all or substantially all of its property, or make any assignment for the benefit of creditors;

                  (5) cease to have an "Independent Director," as defined in the
            Seller's charter;

                  (6) without the affirmative vote of at least one "Independent
            Director," as defined in the Seller's charter, enter into any transactions with the Servicer not in the ordinary course of business; or

                  (7) modify any provision of the "Restricted Articles," as
            defined in the Seller's Certificate of Incorporation, of the Seller's Certificate of Incorporation, as amended, in any material respect.

      SECTION 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

            (a) The Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof, the sale of the Receivables to the Trust or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement and the Basic Documents) and costs and expenses in defending against the same.

            (b) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement, and
      (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the registration or the sale of the Certificates and the Notes.

            Indemnification under this Section 6.03 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to any Person entitled thereto pursuant to this Section 6.03 and such Person thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).

            Promptly after receipt by a party indemnified under this Section
6.03 (for purposes of this paragraph, an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim is to be made in respect thereof against the Seller

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

under this Section 6.03, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 6.03 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Seller), and the Seller will not be liable to such Indemnified Party under this Section 6.03 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.03 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.03 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

      SECTION 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Subject to Section 6.02, any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate stating that such consolidation, merger or succession and such agreement or assumption comply with this Section
6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to perfect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this
Section 6.04 to each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.

      SECTION 6.05 Limitation on Liability of Seller and Others.

            (a) Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the

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

      taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

            (b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders and the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

      SECTION 6.06 Seller May Own Certificates or Notes. The Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the Basic Documents. Certificates or Notes so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates or the Notes, as the case may be, except as otherwise expressly provided in the Basic Documents.

                                  ARTICLE VII

                                  The Servicer

      SECTION 7.01 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust and the Indenture Trustee. The location of the Servicer's chief executive office and principal place of business is Torrance, California.

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

            (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business relating to the servicing of the Receivables as required by this Agreement shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

            (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

            (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:
      (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture or the Purchase Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; or (iv) relating to the Servicer and that would adversely affect the federal or any state income tax attributes of the Certificates or the Notes.

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

      SECTION 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

                  (a) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Damages") arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates (other than the Trust) of a Financed Vehicle.

                  (b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon, the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders or the Noteholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee from and against all Damages arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such Damage: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as the case may be; (ii) relates to any tax other than the taxes with respect to which the Seller shall be required to indemnify the Owner Trustee or the Indenture Trustee; (iii) shall arise from the breach by the Owner Trustee or the Indenture Trustee of any of their respective representations or warranties set forth in the Basic Documents; (iv) shall be one as to which the Seller is required to indemnify the Owner Trustee or the Indenture Trustee and as to which such Person has received payment of indemnity from the Seller; or (v) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of Successor Servicer hereunder.

            Promptly after receipt by a party indemnified under this Section
7.02 (for purposes of this paragraph, an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Servicer under this Section 7.02, notify the Servicer of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 7.02 and it notifies the Servicer of the commencement thereof, the Servicer will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Servicer), and the Servicer will not be liable to such Indemnified Party under this Section 7.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 7.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If

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the Servicer shall have made any indemnity payments pursuant to this Section
7.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest (except to the extent received by such Person).

            Indemnification under this Section 7.02 by NMAC (or any successor thereto pursuant to Section 7.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).

      SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as NMAC acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.

      SECTION 7.04 Limitation on Liability of Servicer and Others.

            (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in

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      judgment; provided, however, that this provision shall not protect the
      Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

            (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

      SECTION 7.05 NMAC Not To Resign as Servicer. Subject to the provisions of
Section 7.03, NMAC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NMAC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall (i) have taken the actions required by Section 8.01 of this Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer, (ii) have assumed the responsibilities and obligations of NMAC as Servicer under this Agreement in accordance with Section 8.02 of this Agreement (other than the initial Servicer's obligation to make Advances), and (iii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

                                  ARTICLE VIII

                                     Default

      SECTION 8.01 Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

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            (a) any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Relevant Trustee for deposit in any of the Accounts any required payment or to direct the Relevant Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after (i) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of such failure given by the Owner Trustee or the Indenture Trustee, (ii) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer), the Owner Trustee or the Indenture Trustee of written notice of such failure given by Holders of Notes evidencing not less than 25% of the Outstanding Amount, or (iii) discovery of such failure by any officer of the Servicer;

            (b) any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in this Agreement (including its obligation to purchase Receivables pursuant to Section 4.06), which failure shall materially and adversely affect the rights of the Certificateholders or the Noteholders and shall continue unremedied for a period of 90 days after giving of written notice of the failure to (i) the Servicer (or the Seller, as long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (ii) the Servicer (or the Seller, as long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Outstanding Amount or Holders of Certificates evidencing not less than 25% of the Certificate Balance; or

            (c) the occurrence of an Insolvency Event with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the Outstanding Amount of the Notes (but excluding for purposes of such calculation and action all Notes held or beneficially owned by NMAC, NARC II or any of their Affiliates unless all of the Notes are held or beneficially owned by NMAC, NARC II or any of their Affiliates), acting together as a single Class, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under
Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or thereafter received with respect to the Receivables that shall at that time be held by the predecessor Servicer and the delivery of the

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Receivable Files and the related accounts and records maintained by the predecessor Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Notwithstanding the foregoing, in the event the predecessor Servicer is the Indenture Trustee, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the Rating Agencies.

      SECTION 8.02 Appointment of Successor.

            (a) Upon the Servicer's receipt of notice of termination pursuant to
      Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Indenture Trustee shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. If a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.02, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Total Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement.

            (b) Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer (except the initial Servicer's obligation to make Advances) and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the servicing fee and all the rights granted to the predecessor

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      Servicer by the terms and provisions of this Agreement and (ii) become the
      Administrator under the Administration Agreement in accordance with
      Section 8 of such Agreement.

            (c) In connection with such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Issuer, the Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      SECTION 8.03 Repayment of Advances. If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to receive, to the extent of available funds, reimbursement for Outstanding Advances pursuant to Sections
5.03 and 5.04 with respect to all Advances previously made thereby.

      SECTION 8.04 Notification . Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

      SECTION 8.05 Waiver of Past Defaults. The Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, or, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders, the Holders of Certificates evidencing a majority of the Certificate Balance, in each case excluding for purposes of such calculation and action all Securities held or beneficially owned by NMAC, NARC II or any of their Affiliates (unless all of the Notes or the Certificates, as the case may be, are held by NMAC, NARC II and their Affiliates), may, on behalf of all the Noteholders and the Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX

                       Termination; Release of Receivables

      SECTION 9.01 Optional Purchase of All Receivables.

            (a) On each Distribution Date following the last day of a Collection Period as of which the Pool Balance shall be less than or equal to the Optional Purchase Percentage multiplied by the Original Pool Balance, the Servicer or any successor to the Servicer shall have the option to purchase, or cause to be purchased, the corpus of the Owner Trust Estate (whether or not such assets then comprise all or a portion of the Trust Estate) for an amount equal to the Optional Purchase Price (the "Optional Purchase"). To exercise such option, the Servicer or any successor to the Servicer shall notify the Owner Trustee

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      and the Indenture Trustee of its intention to do so in writing, no later than the tenth day of the month preceding the month in which the Distribution Date as of which such purchase is to be effected and shall, on or before the Distribution Date on which such purchase is to occur, deposit pursuant to Section 5.05 in the Collection Account an amount equal to the Optional Purchase Price (or the deposit in cash of such lesser amount as provided in Section 9.01(b)), and shall succeed to all interests in and to the Trust Estate and the Owner Trust Estate; provided, however, that the Servicer shall not effect any such purchase so long as the rating of NMAC by Moody's, or if NMAC shall then be unrated by Moody's, then the rating of Nissan Capital of America, Inc., is less than "Ba1" by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase shall not constitute a fraudulent conveyance, subject to such assumptions as to factual matters as may be contained therein. Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement. Upon such deposit of the amount necessary to purchase the corpus of the Owner Trust Estate, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables.

            (b) The Servicer, at its option, may pay all or a portion of the Optional Purchase Price by issuing a demand note in favor of the Trust, the terms of which, on the whole, shall be commercially reasonable and substantially similar to terms that would prevail in an arms-length negotiation between unaffiliated parties; provided, however, that (i) the Servicer shall pay in cash the portion of the Optional Purchase Price that is equal to or greater than the sum of (x) the Outstanding Amount of all Classes of Notes and (y) the Noteholders' Interest Distributable Amount for all Classes of Notes for such Distribution Date, and (ii) the Servicer may issue a demand note to a Certificateholder pursuant to this Section
      9.01 only if such Certificateholder consents to the receipt of such demand note.

            (c) Notice of any such purchase of the Owner Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder as soon as practicable after their receipt of notice thereof from the Servicer.

            (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than under Section 5.06 and the Issuer will succeed to the rights of the Indenture Trustee provided for in this Agreement.

      SECTION 9.02 Release of Receivables.

            (a) Upon repurchase of any Receivable by the Seller pursuant to
      Section 3.02 or by the Servicer pursuant to Section 4.06 or Section 9.01, the Issuer and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any documents relating thereto, such assignment being

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      an assignment outright and not for security; and the Seller or the
      Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders with respect thereto.

            (b) The Issuer and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to Sections 3.02, 4.06 and 9.02.

            (c) If in any enforcement suit or legal proceeding it is held that the Seller or the Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Issuer, and the Indenture Trustee on behalf of the Noteholders, shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or the Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, the Certificateholders or the Noteholders.

      SECTION 9.03 Termination.

            (a) The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations hereunder), the Owner Trustee, and the Indenture Trustee, as the case may be, pursuant to this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, or (ii) the election by the Servicer to purchase the corpus of the Trust as described in Section 9.01 and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

            (b) Notice of any such termination under this Section 9.03 shall be given by the Indenture Trustee or the Owner Trustee to each Securityholder of record as specified in the Indenture or the Trust Agreement, as appropriate.

                                   ARTICLE X

                                  Miscellaneous

      SECTION 10.01 Amendment.

            (a) This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders,

                  (1) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or make any other provisions with respect to matters or questions arising hereunder that are not inconsistent with the provisions herein; provided that (i) the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder and (ii) the

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            Servicer shall have delivered an Officer's Certificate to the
            Indenture Trustee and the Owner Trustee stating that such amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder; and

                  (2) to change the formula for determining the required amount for the Specified Reserve Account Balance upon (i) confirmation from each Rating Agency that such amendment will not result in the qualification, reduction or withdrawal of any rating it currently assigns to any Class of Notes, and (ii) delivery by the Servicer to the Indenture Trustee and the Owner Trustee of an Officer's Certificate stating that such amendment will not materially and adversely affect the interest of any Securityholder.

            An amendment will be deemed not to materially and adversely affect the interests of any Noteholder or Certificateholder of any Class if (x) the amendment does not adversely affect the Trust's status as a partnership (or, for any period during which there is not more than one beneficial owner of a Certificate, the Trust's status as an entity that is disregarded as an entity separate from the Certificateholder) for federal income tax purposes, (y) each Rating Agency confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that Class, and (z) the Servicer has delivered the Officer's Certificate described in this Section 10.01(a).

            (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the consent of:

                  (1) the Holders of Notes evidencing a majority of the
            Outstanding Amount of the Notes; or

                  (2) in the case of any amendment that does not adversely
            affect the Indenture Trustee or the Noteholders the Holders of the Certificates evidencing a majority of the outstanding Certificate Balance (but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their Affiliates, unless all of the Certificates are held by the Seller, the Servicer or any of their Affiliates);

for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders; provided, however, that no amendment shall:

                  (1) increase or reduce in any manner the amount of, or
            accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders or change the Interest Rate or the Specified Reserve Account Balance (except as described above under clause (2) of subsection (a) above) without the consent of each "adversely affected" Noteholder or Certificateholder; or

                  (2) reduce the aforesaid percentage of the Outstanding Amount of the Notes or Certificate Balance of the Certificates which is required to consent to

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            any amendment, without the consent of the Holders of all the then outstanding Notes or Certificates.

      An amendment referred to above will be deemed not to "adversely affect" a Noteholder of any Class only if each Rating Agency confirms that that amendment will not result in a reduction or withdrawal of its rating on the Notes of that Class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an Officer's Certificate to the Indenture Trustee and the Owner Trustee stating that those Noteholders and Certificateholders whose consents were not obtained were not adversely affected by such amendment.

      Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

      It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

      Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(h)(A). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

      SECTION 10.02 Protection of Title to Trust.

            (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) The Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of
      Section 9-507(c) of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

            (c) Each of the Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee of any relocation of its principal executive office or state of incorporation within 30 days after such relocation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any

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      previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

            (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

            (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records that refer to any Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.

            (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

            (g) Upon receipt of a written request from the Owner Trustee or the Indenture Trustee, which request shall be made no more frequently than annually, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, as the case may be, within 20 Business Days after receipt of such request, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of the list of Receivables attached hereto as Schedule A and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

            (h) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                        (A) upon the execution and delivery of this Agreement
            and of each amendment hereto, an Opinion of Counsel, based on customary assumptions and qualifications, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary to perfect the interest of the Trust and the Indenture Trustee in

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

            the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                        (B) if requested by the Indenture Trustee or the Owner
            Trustee, not more frequently than annually, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, based on customary assumptions and qualifications, all financing statements and continuation statements have been executed and filed that are necessary to perfect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

            (i) Each Opinion of Counsel referred to in clause (h)(A) or (h)(B) above shall specify any action necessary (as of the date of such Opinion of Counsel) to be taken in the following year to preserve and protect such interest.

      SECTION 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Nissan Auto Receivables Corporation II, 990 West 190th Street, Torrance, California 90502, Attention of Secretary, (b) in the case of the Servicer, to Nissan Motor Acceptance Corporation, 990 West 190th Street, Torrance, California 90502, Attention of Secretary, (c) in the case of the Issuer or the Owner Trustee, to Nissan Auto Receivables 2005-A Owner Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Nissan Auto Receivables 2005-A Owner Trust, (d) in the case of the Indenture Trustee, at the Corporate Trust Office,
(e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's, to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041-0003, Attention:
Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      SECTION 10.04 Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 of this Agreement and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Indenture Trustee, the Owner Trustee, the Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount and the Holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance.

      SECTION 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable

                                    (Nissan 2005-A Sale and Servicing Agreement)

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right, remedy or claim in the Owner Trust Estate or under or in respect of this
Agreement or any covenants, conditions or provisions contained herein.

      SECTION 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 10.10 Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the related property acquired hereunder and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

      SECTION 10.11 Nonpetition Covenants.

            (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

            (b) Notwithstanding any prior termination of this Agreement, each of the Servicer and the Owner Trustee (not in its individual capacity but solely as Owner Trustee), prior to the date which is one year and one day after the Notes are paid in full, covenants and agrees that it will not at any time file, join in any filing of, or cooperate with or encourage others to file any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceeding against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian,

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

      sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

      SECTION 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and by Wells Fargo Bank, National Association, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture. In no event shall Wilmington Trust Company or Wells Fargo Bank, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or the Servicer, or prepared by the Seller or the Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

      SECTION 10.13 Waivers. No failure or delay on the part of the Issuer in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy. Notwithstanding anything to the contrary, the Issuer shall not waive any breach of representations and warranties as set forth in Sections 3.01(e), (l), (n), (o), (aa) or (ee) without the written consent of at least a majority of the Outstanding Amount of the Notes, voting as a single class (excluding for such purposes the outstanding principal amount of any Notes held of record or beneficially owned by NMAC, NARC II or any of their Affiliates, unless at such time all of the Notes are held of record or beneficially owned by NMAC, NARC II or any of their Affiliates.

                                    (Nissan 2005-A Sale and Servicing Agreement)

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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                               NISSAN AUTO RECEIVABLES 2005-A OWNER TRUST

                               By: WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   Owner Trustee on behalf of the Trust

                               By: /s/ Heather L. Williamson
                                   ---------------------------------
                                   Name: Heather L. Williamson
                                   Title: Financial Services Officer

                               NISSAN AUTO RECEIVABLES
                               CORPORATION II, as Seller

                               By: /s/ Joji Tagawa
                                   ----------------------------------
                                   Name: Joji Tagawa
                                   Title: Treasurer

                               NISSAN MOTOR ACCEPTANCE CORPORATION,
                               individually and as Servicer

                               By: /s/ Steven R. Lambert
                                   ----------------------------------
                                   Name:  Steven R. Lambert
                                   Title: President

ACKNOWLEDGED AND ACCEPTED AS OF
THE DAY AND YEAR FIRST ABOVE WRITTEN:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By: /s/ Marianna C. Stershic
    ---------------------------------
    Name: Marianna C. Stershic
    Title: Vice President

                                    (Nissan 2005-A Sale and Servicing Agreement)

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                      TO BE DELIVERED BY NMAC UPON REQUEST.

                                    (Nissan 2005-A Sale and Servicing Agreement)

                                   SCHEDULE B

                        LOCATION OF THE RECEIVABLE FILES

1. Nissan Motor Acceptance Corporation, including its Infiniti Financial Services Division, 8900 Freeport Parkway, Irving, TX 75063-2438

2.    Iron Mountain, 1235 N. Union Bower, Irving, Texas 75061

3. Nissan North America, Inc., Denver Data Center, 106 Inverness Circle, East Englewood, Colorado 80112-5312

4.    Arcus, 15505 East Hinsdale Circle, Englewood, Colorado 80112

5.    FDI Consulting, 1610 Arden Way, Suite 145, Sacramento, California 95815

                                    (Nissan 2005-A Sale and Servicing Agreement)

                                    EXHIBIT A

                       FORM OF YIELD SUPPLEMENT AGREEMENT

                            PLEASE SEE DOCUMENT #21.

                                    (Nissan 2005-A Sale and Servicing Agreement)